Exhibit 1.01

SodaStream International Ltd.

Conflict Minerals Report

For the reporting period from January 1, 2014 to December 31, 2014

This is the Conflict Minerals Report (the “Report”) of SodaStream International Ltd. (“SodaStream,” the “Company,” “we” or “us”) for the reporting period from January 1, 2014 to December 31, 2014 (the “2014 calendar year”), which has been prepared pursuant to Rule 13p-1 (the “Rule”) promulgated under the Securities Exchange Act of 1934, as amended. The Rule requires disclosure of certain information when a company manufactures or contracts to manufacture products and the minerals specified in the Rule are necessary to the functionality or production of those products. The specified minerals are gold, columbite-tantalite (coltan), cassiterite and wolframite, including their derivatives as limited to tantalum, tin and tungsten (collectively, the “Conflict Minerals”), that originated in the Democratic Republic of the Congo (the “DRC”) and certain adjoining countries (collectively with the DRC, the “Covered Countries”).

SodaStream has concluded, in good faith, that during the 2014 calendar year:

•	SodaStream manufactured, or contracted to manufacture, products as to which the Conflict Minerals are necessary to the functionality or production of those products; and

•	based on its good faith reasonable country of origin inquiry, SodaStream has reason to believe that a portion of its necessary Conflict Minerals may have originated from the Covered Countries, and has reason to believe that its necessary Conflict Minerals may not be solely from recycled or scrap sources.

As a result, SodaStream is filing this Report with its Form SD to comply with the requirements of the Rule. This Report has not been subject to an independent private sector audit.

PART I. DESCRIPTION OF THE COMPANY’S PRODUCTS COVERED BY THIS REPORT

SodaStream manufactures home beverage carbonation systems that enable consumers to transform ordinary tap water easily and instantly into sparkling water and flavored sparkling water. SodaStream develops, manufactures and sells sparkling water makers and exchangeable carbon-dioxide cylinders, along with consumables including carbon-dioxide refills, reusable carbonation bottles and flavors which consumers may add to the carbonated water. As of December 31, 2014, SodaStream’s products were sold through more than 70,000 individual retail stores in 45 countries.

As described in this Report, during the 2014 calendar year, certain of the Company’s operations manufactured, or contracted to manufacture, products for which the Conflict Minerals are necessary to the functionality or production of those products (collectively, the “Covered Products”). Three models of SodaStream’s sparkling water makers contain electronic circuit boards and other electrical components which may comprise tin, tungsten and gold. Additionally, Conflict Minerals can be found in the brass components within certain of SodaStream’s sparkling water makers and in the brass valves on its carbon-dioxide cylinders. While brass mainly consists of copper and zinc, brass may contain trace quantities of tin as an impurity to the other metals.

PART II.  THE COMPANY’S DUE DILIGENCE PROCESS

SodaStream has established a multi-stage diligence inquiry intended to verify the possible sources of the Conflict Minerals contained in the Company’s Covered Products. The Company has designed its due diligence measures to conform to the Rule and to the five-step framework laid out by the Organization for Economic Co-operation and Development in its OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas: Second Edition (2013), including the related supplements on gold, tin, tantalum and tungsten (collectively, the “OECD Guidance”). Because the Company does not purchase raw or unrefined Conflict Minerals directly from mines, smelters or refiners, and makes no direct purchases of any minerals in the Covered Countries, it has tailored its due diligence to the OECD Guideline standards applicable to downstream companies.

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OECD Guidance Step 1: Establish strong management systems for conflict minerals supply chain due diligence and reporting compliance.

The Company has adopted a policy relating to the Conflict Minerals (the “Policy”), which incorporates the standards set forth in the OECD Guidance. As stated in the Policy, the Company expects its suppliers to implement sourcing and due diligence practices that prevent Conflict Minerals from the Covered Countries from entering the Company’s supply chain, and to require that their own suppliers do the same. Each supplier should also cooperate with the Company when the Company inquires as to the components of the supplier’s products and the details of the supplier’s supply chain, and should promptly inform the Company whenever the supplier has determined that such components originated in the Covered Countries. The Policy is available on the Company’s website at http://sodastream.investorroom.com/CorporateGovernance.

The Company has also structured internal management systems to support supply chain due diligence by establishing an internal working group consisting of cross-functional team members and senior executives. The working group, which includes employees from the Company’s procurement, legal and finance departments, is charged with executing the Company’s Conflict Minerals strategy and compliance processes and with training employees outside of the team on their roles and responsibilities in connection with the compliance program. Additionally, this team corresponds regularly to assess the progress of the Company’s compliance program and periodically updates the audit committee of the board of directors (the “Audit Committee”) with respect to the Company’s due diligence efforts and ongoing compliance obligations.

OECD Guidance Step 2: Identify and assess risks in the Company’s supply chain.

Identify risk in the supply chain.

As explained above, the Company does not buy raw ore or unrefined Conflict Minerals directly from refiners, smelters or mines. The Company’s supply chain with respect to the Covered Products is complex, with multiple intermediaries and third parties in the supply chain between the manufacture of the Covered Products and the original sources of the necessary Conflict Minerals. The Company relies on its direct suppliers (i.e. “first-tier suppliers”) to provide information on the origin of the Conflict Minerals contained in components and materials supplied to the Company, including information about the sources of the Conflict Minerals that the first-tier suppliers obtain from their own suppliers (i.e. “second-tier suppliers”). For its diligence during the 2014 calendar year, the Company reached out to its first-tier suppliers to discuss applicable smelters and refiners of Conflict Minerals in the Company’s supply chain.

The first step in the Company’s due diligence process was to determine which products manufactured or contracted to be manufactured by the Company during the 2014 calendar year fell within the scope of the Rule. A description of the Covered Products appears in Part I of this Report. In tandem with its analysis of its Covered Products, the Company identified those suppliers from which it purchases components or materials for the Covered Products that may include Conflict Minerals.

Next, the Company provided all suppliers identified in connection with the Covered Products with a supply chain survey in the form of the latest version of the Electronic Industry Citizenship Coalition Conflict Minerals Reporting Template (the “Template”). The Company used 3.01 of the Template for most of the 2014 calendar year, and then adopted version 3.02 of the Template following its release on November 7, 2014, to the extent it was contacting suppliers at that point. The Template requires suppliers to make representations regarding (i) the country of origin for the Conflict Minerals contained in the components or products it provides to the Company, (ii) all of the smelters in the supplier’s supply chain for such Conflict Minerals, (iii) whether such smelters have been validated as being in compliance with the Conflict-Free Smelter Initiative’s (“CFSI”) Conflict Free Smelter Program (“CFSP”), (iv) whether the supplier has its own Conflict Minerals policy that requires its own direct suppliers to be DRC conflict-free and (v) whether the supplier uses the Template with its own suppliers to gather similar information.

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Assess risk in the supply chain.

SodaStream received responses from all of the suppliers to its request for information. SodaStream analyzed the survey responses to evaluate the level of compliance exercised by each surveyed supplier, and, to the extent possible, by upstream suppliers, with the Company’s Policy. The information received from suppliers was also reviewed against the CFSI’s Conflict-Free Smelter list. To compile its list, the CFSI employs independent third-party auditors to audit the source, including mines of origin and chain of custody, of the Conflict Minerals processed by smelters and refiners which agree to undergo an audit. SodaStream determined whether smelters and refiners identified in its supply chain qualified as “conflict-free” on the CFSI Conflict-Free Smelter list. SodaStream also designated smelter or refiners as “active,” where applicable, according to the CFSI Conflict-Free Smelter list.

A smelter or refiner is considered “conflict-free” on the CFSI Conflict-Free Smelter list if (i) the audited smelter or refiner adheres to the CFSP’s assessment protocols by disclosing to auditors the identities and locations of the mines from which it sources Conflict Minerals and (ii) the independent auditor verifies separately that the smelter’s or refiner’s Conflict Minerals originated from conflict-free sources. The CFSI Conflict-Free Smelter list provides the names, locations and links to conflict minerals policies of all smelters and refiners deemed compliant with the CFSP’s assessment protocols. Smelters and refiners labeled as “active” have committed to undergo an audit which remains in progress. “Active” smelters and refiners may be at various stages of the audit cycle, anywhere from completion of the necessary documents to scheduling the audit date to enacting corrective actions in the post-audit phase, but may not retain their “active” status if they are unresponsive to requests for re-audit or corrective action past a certain time.

OECD Guidance Step 3: Design and implement a strategy to respond to identified risks.

In light of the complexity of the Company’s and its suppliers’ supply chains, the Company is currently unable to assess adequately all of the risks in its supply chain. However, since the end of the 2014 calendar year, the Company has worked to mitigate the risk that the necessary Conflict Minerals contained in the Company’s products finance or benefit armed groups in the Covered Countries. Specific steps the Company has taken and continues to take to manage risks include:

•	continuing to engage with manufacturers and suppliers to obtain current, accurate and complete information about the supply chain;
•	continuing to improve due diligence efforts to ensure responsible sourcing in compliance with SodaStream’s Policy; and

•	in coordination with the legal and other relevant teams, reviewing contractual engagement procedures with suppliers who, following the above process, failed to comply with SodaStream’s Policy for consideration of possible corrective actions, including cancellation of contracts and future engagements.

OECD Guidance Step 4: Carry out independent third-party audit of smelter/refiner due diligence practices.

Due to the Company’s position in the supply chain, the Company does not have a direct relationship with smelters and refiners, nor does it perform direct audits of the smelters and refiners that provide its supply chain with the Conflict Minerals contained in the Company’s Covered Products. The Company relies upon industry efforts to influence smelters and refiners to undergo audits and become certified through the CFSP.

OECD Guidance Step 5: Report annually on supply chain due diligence.

The Company has filed with the Securities and Exchange Commission its specialized disclosure report on Form SD, which includes this Report as Exhibit 1.01, for the reporting period in the 2014 calendar year. In accordance with OECD Guidance and the Rule, the Company has also made these disclosures available on its website at http://sodastream.investorroom.com/.

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PART III. THE COMPANY’S DUE DILIGENCE FINDINGS AND CONCLUSIONS

Following the process outlined above, as of December 31, 2014, 38% of SodaStream’s suppliers to whom a Template was sent have not been able to verify the origin of all of the Conflict Minerals incorporated into the components and materials they supply to SodaStream. Therefore, after exercising its due diligence, the Company was unable to determine conclusively the origin of all of the Conflict Minerals contained in the Covered Products.

However, based on the information that was provided by the Company’s suppliers and otherwise obtained through the due diligence process, the Company believes that, to the extent reasonably determinable by the Company, the facilities that were used to process the Conflict Minerals contained in the Covered Products included the smelters and refiners listed in Appendix A attached to this Report.

PART IV. IMPLEMENTATION OF STRATEGIES TO RESPOND TO IDENTIFIED RISKS AND FUTURE STEPS

The Company plans to continue to educate suppliers about their role in the Company’s conflict minerals compliance program and to engage its suppliers to obtain current, accurate and complete information about the supply chain. Since the Company’s supply chain due diligence processes could assist in mitigating the possible risk that the necessary Conflict Minerals in the Company’s products could benefit armed groups in the Covered Countries, the Company intends to monitor the performance and efficiency of its due diligence efforts and to establish procedures designed to incorporate any new risks into the risk management plan, ensure responsible sourcing in compliance with its Policy and increase transparency in its supply chain.

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Appendix A

Currently Known Smelter and Refinery List

Metal	Standard Smelter Names	Country of Smelter Facility	Conflict-Free Smelter Initiative Smelter Status

Tungsten	A.L.M.T. Corp.	Japan	Conflict-Free

Gold	Aida Chemical Industries Co. Ltd.	Japan	Conflict-Free

Gold	Allgemeine Gold- und Silberscheideanstalt A.G.	Germany	Conflict-Free

Gold	Almalyk Mining and Metallurgical Complex (AMMC)	Uzbekistan	Unknown

Tin	Alpha	USA	Conflict-Free

Tin	Amalgamated Metals Corporation	Peru	Conflict-Free

Gold	AngloGold Ashanti Córrego do Sítio Minerção	Brazil	Conflict-Free

Gold	Argor-Heraeus SA	Switzerland	Conflict-Free

Gold	Asahi Pretec Corporation	Japan	Conflict-Free

Gold	Asaka Riken Co Ltd	Japan	Active

Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	Turkey	Conflict-Free

Gold	Aurubis AG	Germany	Conflict-Free

Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	Philippines	Unknown

Gold	Boliden AB	Sweden	Conflict-Free

Gold	Caridad	Mexico	Unknown

Gold	CCR Refinery – Glencore Canada Corporation	Canada	Conflict-Free

Gold	Cendres & Métaux SA	Switzerland	Active

Gold	Chimet S.p.A.	Italy	Conflict-Free

Tin	China Tin Group Co., Ltd.	China	Active

Tungsten	Chongyi Zhangyuan Tungsten Co Ltd	China	Conflict-Free

Tin	CNMC (Guangxi) PGMA Co. Ltd.	China	Conflict-Free

Tantulum	Conghua Tantalum and Niobium Smeltry	China	Conflict-Free

Tin	Cooper Santa	Brazil	Conflict-Free

Tin	CV Serumpun Sebalai	Indonesia	Unknown

A-1

Tin	CV United Smelting	Indonesia	Conflict-Free

Gold	Daye Non-Ferrous Metals Mining Ltd.	China	Unknown

Tungsten	Dayu Weiliang Tungsten Co., Ltd.	China	Conflict-Free

Gold	Dowa	Japan	Conflict-Free

Tantalum	Duoluoshan	China	Conflict-Free

Tin	EM Vinto	Bolivia	Conflict-Free

Tin	Estanho de Rondônia S.A.	Brazil	Unknown

Tantalum	Exotech Inc.	USA	Conflict-Free

Tantalum	F&X Electro-Materials Ltd.	China	Conflict-Free

Tin	Fenix Metals	Poland	Active

Gold	FSE Novosibirsk Refinery	Russia	Unknown

Tungsten	Fujian Jinxin Tungsten Co., Ltd.	China	Conflict-Free

Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	China	Conflict-Free

Tungsten	Ganzhou Non-ferrous Metals Smelting Co., Ltd.	China	Conflict-Free

Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	China	Conflict-Free

Tin	Gejiu Non-Ferrous Metal Processing Co. Ltd.	China	Conflict-Free

Tin	Gejiu Zi-Li	China	Unknown

Tantalum	Global Advanced Metals Boyertown	USA	Conflict-Free

Tungsten	Global Tungsten & Powders Corp.	USA	Conflict-Free

Gold	Guangdong Jinding Gold Limited	China	Unknown

Tungsten	Guangdong Xianglu Tungsten Industry Co., Ltd.	China	Conflict-Free

Tungsten	HC Starck GmbH	Germany	Conflict-Free

Gold	Heimerle + Meule GmbH	Austria	Conflict-Free

Gold	Heraeus Ltd. Hong Kong	China	Conflict-Free

Gold	Heraeus Precious Metals GmbH & Co. KG	Germany	Conflict-Free

Tantalum	Hi-Temp Speciality Metals Inc	USA	Conflict-Free

Tin	Huichang Jinshunda Tin Co. Ltd	China	Unknown

Tungsten	Hunan Chenzhou Mining Group Co, Ltd	China	Conflict-Free

Gold	Hunan Chenzhou Mining Industry Co. Ltd	China	Unknown

Tungsten	Hunan Chunchang Nonferrous Smelting & Concentrating Co., Ltd.	China	Unknown

A-2

Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Company Limited	China	Unknown

Gold	Ishifuku Metal Industry Co., Ltd.	Japan	Conflict-Free

Gold	Istanbul Gold Refinery	Turkey	Conflict-Free

Gold	Japan Mint	Japan	Conflict-Free

Tungsten	Japan New Metals Co Ltd	Japan	Conflict-Free

Gold	Jiangxi Copper Company Limited	China	Unknown

Tin	Jiangxi Nanshan	China	Unknown

Tantulum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	China	Conflict-Free

Tantulum	Jiujiang Tanbre Co., Ltd.	China	Conflict-Free

Gold	Johnson Matthey Inc	USA	Conflict-Free

Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	Russia	Conflict-Free

Gold	JSC Uralectromed	Russia	Conflict-Free

Gold	JX Nippon Mining & Metals Co., Ltd.	Japan	Conflict-Free

Tin	Kai Unita Trade Limited Liability Company	China	Unknown

Gold	Kazzinc	Kazakhstan	Conflict-Free

Tantulum	Kemet Blue Powder	USA	Conflict-Free

Tungsten	Kennametal Fallon	USA	Conflict-Free

Tungsten	Kennametal Huntsville	USA	Conflict Free

Gold	Kennecott Utah Copper LLC	USA	Conflict-Free

Tantulum	King-Tan Tantalum Industry Ltd	China	Conflict-Free

Gold	Kojima Chemicals Co., Ltd	Japan	Conflict-Free

Gold	Korea Metal Co. Ltd	Korea	Unknown

Gold	Kyrgyzaltyn JSC	Kyrgyzstan	Unknown

Gold	L'azurde Company For Jewelry	Saudi Arabia	Conflict-Free

Gold	Lingbao Jinyuan Tonghui Refinery Co. Ltd.	China	Unknown

Tin	Linwu Xianggui Smelter Co	China	Unknown

Tin	Liuzhou China Tin Group Co	China	Active

Tantalum	LSM Brasil S.A.	Brazil	Conflict-Free

Gold	LS-NIKKO Copper Inc.	Korea	Conflict-Free

Tin	Malaysia Smelting Corporation (MSC)	Malaysia	Conflict-Free

A-3

Gold	Materion	USA	Conflict-Free

Gold	Matsuda Sangyo Co., Ltd.	Japan	Conflict-Free

Tin	Metallo-Chimique N.V.	Belgium	Conflict-Free

Tantalum	Metallurgical Products India (Pvt.) Ltd.	India	Conflict-Free

Gold	Metalor Technologies (Hong Kong) Ltd	China	Conflict-Free

Gold	Metalor Technologies (Singapore) Pte. Ltd.	Singapore	Conflict-Free

Gold	Metalor Technologies (Suzhou) Ltd	China	Unknown

Gold	Metalor Technologies SA	Switzerland	Conflict-Free

Gold	Metalor USA Refining Corporation	USA	Conflict-Free

Gold	Met-Mex Peñoles, S.A.	Mexico	Conflict-Free

Tantalum	Mineração Taboca S.A.	Brazil	Conflict-Free

Tin	Minsur	Peru	Conflict-Free

Tin	Mitsubishi Materials Corporation	Japan	Conflict-Free

Gold	Mitsui Mining and Smelting Co., Ltd.	Japan	Conflict-Free

Tantalum	Molycorp Silmet A.S.	Estonia	Conflict-Free

Gold	Moscow Special Alloys Processing Plant	Russia	Unknown

Gold	Nadir Metal Rafineri San. Ve Tic. A.Ş.	Turkey	Conflict-Free

Gold	Navoi Mining and Metallurgical Combinat	Uzbekestan	Unknown

Gold	Nihon Material Co. Ltd	Japan	Conflict-Free

Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	China	Conflict-Free

Tin	Novosibirsk Integrated Tin Works	Russia	Unknown

Tin	O.M. Manufacturing (Thailand) Co., Ltd.	Thailand	Active

Gold	Ohio Precious Metals, LLC	USA	Conflict-Free

Gold	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastvetmet)	Russia	Conflict-Free

Gold	OJSC Kolyma Refinery	Russia	Unknown

Tin	Operaciones Metalurgical S.A.	Bolivia	Conflict-Free

Gold	PAMP SA	Switzerland	Conflict-Free

Tantalum	Plansee SE Liezen	Austria	Conflict-Free

Gold	Prioksky Plant of Non-Ferrous Metals	Russia	Unknown

Gold	PT Aneka Tambang (Persero) Tbk	Indonesia	Conflict-Free

A-4

Tin	PT Artha Cipta Langgeng	Indonesia	Conflict-Free

Tin	PT Babel Inti Perkasa	Indonesia	Conflict-Free

Tin	PT Bangka Putra Karya	Indonesia	Conflict-Free

Tin	PT Bangka Tin Industry	Indonesia	Conflict-Free

Tin	PT Bukit Timah	Indonesia	Conflict-Free

Tin	PT DS Jaya Abadi	Indonesia	Conflict-Free

Tin	PT Eunindo Usaha Mandiri	Indonesia	Conflict-Free

Tin	PT Koba Tin	Indonesia	Unknown

Tin	PT Mitra Stania Prima	Indonesia	Unknown

Tin	PT Prima Timah Utama	Indonesia	Conflict-Free

Tin	PT Refined Bangka Tin	Indonesia	Conflict-Free

Tin	PT Sariwiguna Binasentosa	Indonesia	Conflict-Free

Tin	PT Stanindo Inti Perkasa	Indonesia	Conflict-Free

Tin	PT Tambang Timah	Indonesia	Conflict-Free

Tin	PT Timah (Persero), Tbk	Indonesia	Conflict-Free

Tin	PT Tinindo Inter Nusa	Indonesia	Conflict-Free

Gold	PX Précinox SA	Switzerland	Conflict-Free

Gold	Rand Refinery (Pty) Ltd	South Africa	Conflict-Free

Tantalum	RFH Tantalum Smeltry Co., Ltd	China	Conflict-Free

Gold	Royal Canadian Mint	Canada	Conflict-Free

Tin	Rui Da Hung	Taiwan	Active

Gold	Sabin Metal Corp.	USA	Unknown

Gold	Samwon Metals Corp.	Korea	Unknown

Gold	Schone Edelmetaal B.V.	The Netherlands	Conflict-Free

Gold	SEMPSA Joyería Platería SA	Spain	Conflict-Free

Gold	Shandong Zhaojin Gold & Silver Refinery Co. Ltd	China	Conflict-Free

Tantalum	Shanghai Jiangxi Metals Co. Ltd	China	Unknown

Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	Russia	Active

Gold	Solar Applied Materials Technology Corp.	Taiwan	Conflict-Free

Tantalum	Solikamsk Magnesium Works OAO	Russia	Conflict-Free

A-5

Gold	Sumitomo Metal Mining Co., Ltd.	Japan	Conflict-Free

Tantalum	Taki Chemicals	Japan	Conflict-Free

Gold	Tanaka Kikinzoku Kogyo K.K.	Japan	Conflict-Free

Tantalite	Tantalite Resources (Pty) Ltd	South Africa	Unknown

Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	Vietnam	Conflict-Free

Tantalum	Telex Metals	USA	Conflict-Free

Tin	Thailand Smelting & Refining Co.,Ltd.	Thailand	Conflict-Free

Gold	The Great Wall Gold and Silver Refinery of China	China	Unknown

Gold	The Refinery of Shandong Gold Mining Co. Ltd	China	Conflict-Free

Gold	Tokuriki Honten Co., Ltd	Japan	Conflict-Free

Gold	Tongling Nonferrous Metals Group Co.,Ltd	China	Unknown

Gold	Torecom	Korea	Unknown

Tantalum	Ulba Metallurgical Plant JSC	Kazakhstan	Conflict-Free

Gold	Umicore Brasil Ltda	Brazil	Conflict-Free

Gold	Umicore SA Business Unit Precious Metals Refining	Belgium	Conflict-Free

Gold	United Precious Metal Refining, Inc.	USA	Conflict-Free

Gold	Valcambi SA	Switzerland	Conflict-Free

Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd	Vietnam	Conflict-Free

Gold	Western Australian Mint trading as The Perth Mint	Australia	Conflict-Free

Tin	White Solder Metalurgia e Mineração Ltda.	Brazil	Conflict-Free

Tungsten	Wolfram Bergbau und Hütten AG	Austria	Conflict-Free

Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	China	Conflict-Free

Tungsten	Xiamen Tungsten Co., Ltd	China	Conflict-Free

Gold	Yokohama Metal Co Ltd	Japan	Active

Tin	Yunnan Chengfeng Non-ferrous Metals Co, Ltd	China	Active

Tin	Yunnan Tin Group (Holding) Company Limited	China	Conflict-Free

Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	China	Conflict-Free

Tantalum	Zhuzhou Cemented Carbide	China	Conflict-Free

Gold	Zijin Mining Group Co. Ltd	China	Conflict-Free

A-6